EXHIBIT 99.1

Global Geophysical Services Announces 4th Quarter Earnings Call

HOUSTON, Jan. 18, 2011 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) announced today that it plans to publicly release financial results for its 2010 fiscal year-end and quarter ended December 31, 2010, the Company's fourth quarter of fiscal year 2010, before the market opens on Monday, February 7, 2011.

An investor conference call to review the fourth quarter results will be held on Monday, February 7, 2011 at 10:00 a.m. Eastern Time (9:00 a.m. Central / 8:00 a.m. Mountain / 7:00 a.m. Pacific).

Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/

Conference Call Information:

Conference Topic: Global Geophysical Services Q4 Earnings Call
Conference ID: 38530920
Date of Call: 02/07/2011
Time of Call: 10:00 Eastern Time

Participant Operator Assisted Toll-Free Dial-In Number: (877) 312-5527
Participant Operator Assisted International Dial-In Number: (253) 237-1145

The webcast from the call will be available for on-demand replay on our investor relations website at: http://ir.globalgeophysical.com/results.cfm

About Global Geophysical Services, Inc.

Global Geophysical Services (NYSE:GGS), headquartered in Houston, TX, provides an integrated suite of seismic data solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade(TM) seismic data acquisition, microseismic monitoring, seismic data processing and interpretation services, and Multi Client data products. Global Geophysical Services combines experience, innovation, operational safety and environmental responsibility with leading edge technology to facilitate the success of its clients by providing them the tools to Gain InSight. To learn more about Global Geophysical Services, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT: Mathew Verghese
         Chief Financial Officer
         ir@globalgeophysical.com
         www.globalgeophysical.com
         Phone: 713-808-1750
         Fax: (713) 972-1008